Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Gannett Co., Inc.'s Annual Report on Form 10-K for the year ended December 30, 2001. We also consent to the incorporation by reference of our report dated February 7, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PRICEWATERHOUSECOOPERS  LLP
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PRICEWATERHOUSECOOPERS  LLP

McLean, VA
March 29, 2002